UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2015

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Clonshaugh Business and Technology Park
Coolock, Dublin, D17 E400, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On October 29, 2015, Allergan plc (“Allergan”) issued a press release confirming that it has been approached by Pfizer Inc. and is in preliminary friendly discussions regarding a potential business combination transaction. Allergan stated that no agreement has been reached and there can be no certainty that these discussions will lead to a transaction, or as to the terms on which a transaction, if any, might be agreed. Allergan will not comment on speculation regarding the terms of a potential transaction

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to liability of that section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 99.1	Press Release dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015	ALLERGAN PLC

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	EVP, Chief Legal Officer & Corporate Secretary

Exhibit Index

Exhibit	Description of Exhibit

Exhibit 99.1*	Press Release dated October 29, 2015.

*	Exhibits filed herewith